SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  April 8, 2003

                            INFORMATION HOLDINGS INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-14371                  06-1518007
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      (State or other            (Commission File            (IRS Employer
      jurisdiction of                Number)              Identification No.)
      incorporation)


                2777 Summer Street, Suite 209, Stamford, CT 06905
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               (Address of principal executive offices)  (Zip Code)

                                 (203) 961-9106
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              (Registrant's telephone number, including area code)

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Item 2. Acquisition or Disposition of Assets.
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     On April 8, 2003, Information Holdings Inc., a Delaware corporation
("Information Holdings"), sold, pursuant to an Asset Purchase Agreement dated February 27, 2003, substantially all of the assets and certain liabilities of its wholly owned subsidiaries CRC Press LLC, a Delware limited liability company ("CRC Press"), CRC Press (U.K.) LLC, a Delaware limited liability company ("CRC Press (UK)") and Parthenon Publishing Group, Inc., a New York corporation ("Parthenon Inc."), to CRC Press I LLC, a Delaware limited liability company ("CRC Press I") and Routledge No. 2 Limited, a company incorporated in England and Wales ("Routledge"), both wholly owned subsidiaries of Taylor & Francis Group plc, for approximately $95,000,000 in cash, subject to a post closing adjustment.

     The press release announcing consummation of the transaction is attached as
Exhibit 99.1 and incorporated herein by reference.



Item 7. Financial Statement and Exhibits.

     (b) The pro forma financial information required by Item 7(b) of Form 8-K will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

     (c) Exhibits

     2.1 A copy of the Asset Purchase Agreement, dated as of February 27, 2003, by and among Information Holdings, CRC Press, CRC Press UK, Parthenon Inc., CRC Press I and Routledge was filed as Exhibit 10.20 of Information Holding's Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003 and is incorporated by reference herein.

     99.1   Press Release issued by Information Holdings on April 8, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        INFORMATION HOLDINGS INC.

Date: April 22, 2003

                                        By: /s/ Vincent A. Chippari
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                                            Name:  Vincent A. Chippari
                                            Title: Executive Vice President and
                                                   Chief Financial Officer